SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2006

PRIMEDIA Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11106	13-3647573
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 FIFTH AVENUE, NEW YORK, NEW YORK
(Address of principal executive offices)

10151
(Zip Code)

Registrant’s telephone number, including area code (212) 745-0100

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Beverly Chell, Vice Chairman and Interim Chief Financial Officer of PRIMEDIA Inc., has announced her retirement and tendered her resignation effective June 30, 2006.  Ms. Chell will continue to be a member of the Board of Directors, and she will also serve as a Consultant to the Company.

Effective immediately, Kevin Neary has been appointed as Senior Vice President and Chief Financial Officer of PRIMEDIA Inc.

On May 30, 2006, PRIMEDIA Inc. entered into an employment agreement with Kevin Neary, a copy of which is furnished as Exhibit 99.3 to this report on Form 8-K. The agreement provides, in part, that Mr. Neary shall be paid an annual base salary of $400,000.00 through May 31, 2008.

Item 7.01. Regulation FD Disclosure

On May 31, 2006, PRIMEDIA Inc. issued a press release relating to the retirement and resignation of Beverly Chell as well as the appointment of Kevin Neary as Chief Financial Officer. A copy of such press release is furnished as Exhibit 99.1 to this report on Form 8-K.  Also on May 31, 2006, PRIMEDIA Inc. entered into a consulting agreement with Beverly Chell, a copy of which is furnished as Exhibit 99.2 to this report on Form 8-K. On May 30, 2006, PRIMEDIA Inc. entered into an employment agreement with Kevin Neary, a copy of which is furnished as Exhibit 99.3 to this report on Form 8-K. The information in Exhibits 99.1, 99.2 and 99.3 is being furnished pursuant to Items 7.01 and 9.01 of this report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1: Press Release of PRIMEDIA Inc., dated May 31, 2006.

Exhibit 99.2: Consulting Agreement between PRIMEDIA Inc. and Beverly Chell.

Exhibit 99.3: Employment Agreement between PRIMEDIA Inc. and Kevin Neary (which includes a Severance Agreement between Channel One Communications Corporation and Kevin Neary referenced in such employment agreement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMEDIA Inc. (Registrant)

Date:	May 31, 2006	/s/ Beverly C. Chell
Beverly C. Chell
Vice Chairman

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of PRIMEDIA Inc., dated May 31, 2006

99.2	Consulting Agreement between PRIMEDIA Inc. and Beverly Chell.

99.3

Employment Agreement between PRIMEDIA Inc. and Kevin Neary (which includes a Severance Agreement between Channel One Communications Corporation and Kevin Neary referenced in such employment agreement).